Exhibit 99.1

Staples, Inc. Announces Second Quarter Performance Including Results of Corporate Express for July 2008

FRAMINGHAM, Mass.--(BUSINESS WIRE)--Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended August 2, 2008, including the results of Corporate Express for July 2008. Total company sales increased 18 percent to $5.1 billion compared to the second quarter of 2007. Net income declined 16 percent year over year to $150 million, and earnings per share, on a diluted basis, decreased 16 percent to $0.21, from the $0.25 achieved in the second quarter of last year. Excluding the impact of Corporate Express, second quarter sales increased three percent to $4.4 billion and earnings per share, on a diluted basis, decreased 16 percent to $0.21.

North American Retail sales decreased one percent in the second quarter, and comparable store sales decreased seven percent versus 2007, reflecting declines in customer traffic and average order size as well as weakness in furniture, desktop computers, printers and digital cameras, partially offset by strength in laptops, ink and technology services.

Including $355 million of Corporate Express sales for July 2008, North American Delivery grew sales 25 percent to $2.0 billion. Excluding the impact of Corporate Express, North American Delivery sales grew two percent to $1.6 billion during the second quarter reflecting strong customer acquisition and retention offset by lower spend per existing customer, particularly in durable categories such as furniture.

Including $318 million of Corporate Express sales for July 2008, International sales increased 69 percent to $1.0 billion. Excluding the impact of Corporate Express, International sales grew 17 percent in US dollars and six percent in local currency compared to 2007. During the second quarter of 2008, comparable store sales in Europe were impacted by weakness in customer traffic and average order size, decreasing seven percent versus the same period in 2007.

“I am proud of our team for continuing to manage our business carefully during challenging economic times,” said Ron Sargent, Staples’ chairman and chief executive officer. “We are optimistic about the future for each of our three businesses. We’re excited about the opportunity to drive immediate shareholder value by integrating the Corporate Express acquisition into our North American Delivery business, we’re working hard to improve store productivity in North American Retail, and we’re taking the right steps to build on our foundation for long term growth in International markets.”

Highlights for the second quarter include:

Total Company

  Successfully completed the acquisition of Corporate Express.
  Achieved second quarter sales of $5.1 billion, including $673 million of Corporate Express sales for July 2008.
  Operating income rate declined 170 basis points to 4.84 percent compared to the second quarter of 2007.
  Excluding the impact of Corporate Express, operating income rate declined 127 basis points to 5.27 percent, primarily reflecting margin pressure in our North American Retail business.
  Opened 35 stores, closed five stores, and acquired 65 stores worldwide as a result of the Corporate Express acquisition, ending the second quarter operating 2,171 stores.
  Generated year to date free cash flow of $19 million after $169 million in capital expenditures, compared to free cash flow of $1 million for the same period last year.

North American Retail

  Achieved second quarter sales of $2.1 billion.
  Reported a 213 basis point decline in operating income rate to 5.29 percent versus the same period in 2007, primarily reflecting deleverage in rent and labor expense despite tight control of variable expenses and a slight increase in product margin rate.
  Achieved all-time high customer satisfaction scores.
  Opened 28 stores, closed one store, and acquired two Canadian stores as a result of the Corporate Express acquisition, ending the second quarter with 1,802 stores in North America.
  Reduced average inventory per store by 14 percent.

North American Delivery

  Achieved second quarter sales of $2.0 billion, including $355 million of Corporate Express sales for July 2008.
  Reported a 183 basis point decline in operating income rate to 8.83 percent versus the same period in 2007.
  Excluding Corporate Express, reported an 11 basis point decline in operating income rate to 10.55 percent versus the same period in 2007.
  Contract and Staples Business Delivery call centers recognized by J.D. Power and Associates for customer service excellence.

International

  Achieved second quarter sales of $1.0 billion, including $318 million of Corporate Express sales for July 2008.
  Reported a 73 basis point improvement in operating income rate to 1.46 percent versus the same period in 2007.
  Excluding Corporate Express, reported a 1 basis point decline in operating income rate to 0.72 percent versus the same period in 2007.
  Opened three stores in Portugal, and acquired 63 European stores as a result of the Corporate Express acquisition, ending the second quarter with 337 stores in Europe and 31 stores in China.
  Sustained top line momentum in China, with sales nearly doubling versus the prior year’s second quarter.
  Opened the company’s first South American retail store in Argentina.
  Named former Chief Executive Officer of Corporate Express, Peter Ventress, to the new role of President, International.

Outlook

Staples maintains its previous outlook, announced on August 19, 2008. On a GAAP basis, including modest accretion from Corporate Express, Staples expects low single-digit earnings per share growth for the full year, compared to $1.38 reported for 2007.

As a result of the Corporate Express acquisition, the company anticipates total annual synergies to build, over a three year period, to a range of $200 million to $300 million. The company’s estimated incremental interest expense is more than $100 million in the back half of 2008. The company’s preliminary forecast for amortization of intangibles is a range of $50 million to $70 million for the same period. The company expects these expenses to double in 2009. Additionally, Staples anticipates integration and restructuring expense to range from $30 million to $40 million in the back half of 2008, and to range from $50 million to $70 million in 2009.

For its pre-acquisition business, Staples expects low single-digit sales growth for 2008. On a non-GAAP basis, the company anticipates that diluted earnings per share will be flat for 2008. This excludes the previously disclosed impact on 2007 earnings for the $38 million pre-tax charge related to the settlement of California wage and hour class action litigation, as well as the impact of the Corporate Express acquisition.

In the near term, Staples plans to deploy free cash flows primarily to repay short term debt, and therefore does not anticipate repurchasing any of its shares.

Presentation of Non-GAAP Information

This press release presents certain results both with and without the July 2008 results of Corporate Express. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures presented in this press release provide a more meaningful comparison of the company’s year-over-year performance. Management also uses these non-GAAP financial measures to evaluate the company’s pre-acquisition operating results against prior year results and its operating plan.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products, including supplies, technology, furniture, and business services. With $27 billion in sales, Staples serves businesses of all sizes and consumers in 27 countries throughout North and South America, Europe, Asia and Australia. In July 2008, Staples acquired Corporate Express, one of the world’s leading suppliers of office products to businesses and institutions. Staples invented the office superstore concept in 1986 and is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under headings that include the words “Outlook” or “Estimates” and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; economic conditions may cause a decline in business and consumer spending which could adversely affect our business and financial performance; we may not be able to successfully integrate Corporate Express into our existing operations to realize anticipated benefits and our growth may strain our operations; we may be unable to continue to open new stores and enter new markets successfully; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; our effective tax rate may fluctuate; our information security may be compromised; various legal proceedings may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	August 2,	February 2,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$258,444	$1,245,448
Short-term investments	-	27,016
Receivables, net	2,230,032	822,254
Merchandise inventories, net	2,934,892	2,053,163
Deferred income tax asset	167,173	173,545
Prepaid expenses and other current assets	269,598	233,956
Total current assets	5,860,139	4,555,382

Property and equipment:
Land and buildings	1,161,686	859,751
Leasehold improvements	1,165,106	1,135,132
Equipment	2,081,470	1,819,381
Furniture and fixtures	908,673	871,361
Total property and equipment	5,316,935	4,685,625
Less accumulated depreciation and amortization	2,727,429	2,524,486
Net property and equipment	2,589,506	2,161,139

Lease acquisition costs, net of accumulated amortization	29,967	31,399
Intangible assets, net of accumulated amortization	1,075,068	231,310
Goodwill	4,443,547	1,764,928
Other assets	1,210,517	292,186
Total assets	$15,208,744	$9,036,344

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,799,763	$1,560,728
Accrued expenses and other current liabilities	1,017,419	1,025,364
Commercial paper	2,992,993	-
Debt maturing within one year	584,290	23,806
Total current liabilities	7,394,465	2,609,898

Long-term debt	864,843	342,169
Other long-term obligations	928,236	356,043
Minority interest	80,327	10,227

Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued 878,326,991 shares at August 2, 2008 and 867,366,103 shares at February 2, 2008	527	520
Additional paid-in capital	3,878,412	3,720,319
Cumulative foreign currency translation adjustments	489,931	476,399
Retained earnings	4,924,590	4,793,542
Less: Treasury stock at cost - 166,244,823 shares at August 2, 2008 and 162,728,588 shares at February 2, 2008	(3,352,587)	(3,272,773)
Total stockholders' equity	5,940,873	5,718,007
Total liabilities and stockholders' equity	$15,208,744	$9,036,344

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 2,	August 4,	August 2,	August 4,
	2008	2007	2008	2007

Sales	$5,074,720	$4,290,424	$9,959,274	$8,879,889
Cost of goods sold and occupancy costs	3,723,218	3,080,057	7,236,850	6,384,583
Gross profit	1,351,502	1,210,367	2,722,424	2,495,306

Operating and other expenses:
Selling, general and admin-istrative	1,091,664	926,016	2,136,465	1,884,911
Integration and re- structuring charges	163	-	163	-
Amortization of intangibles	14,259	3,877	18,415	7,310
Total operating expenses	1,106,086	929,893	2,155,043	1,892,221

Operating income	245,416	280,474	567,381	603,085

Other income (expense):
Interest income	6,293	10,630	17,781	26,181
Interest expense	(21,190)	(11,065)	(28,446)	(22,200)
Miscellaneous income (expense)	(604)	(892)	(389)	(1,489)
Income before income taxes and minority interest	229,915	279,147	556,327	605,577
Income tax expense	77,700	100,493	191,944	218,008
Income before minority interests	152,215	178,654	364,383	387,569
Minority interest income	1,982	(174)	1,868	(402)
Net income	$150,233	$178,828	$362,515	$387,971

Earnings Per Share:

Basic earnings per common share	$0.22	$0.25	$0.52	$0.55

Diluted earnings per common share	$0.21	$0.25	$0.51	$0.53

Dividends declared per common share	$-	$-	$0.33	$0.29

Weighted average shares outstanding:

Basic	695,870,460	708,145,408	694,636,258	709,822,203

Diluted	711,403,428	726,071,464	709,670,297	727,494,199

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	26 Weeks Ended
	August 2,	August 4,
	2008	2007
Operating Activities:
Net income	$362,515	$387,971
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	224,906	186,635
Amortization of Debt Issuance Costs	3,514	-
Stock-based compensation	86,797	83,118
Deferred tax benefit	14,419	21,839
Excess tax benefits from stock-based compensation arrangements	(2,421)	(15,973)
Other	4,593	373
Changes in assets and liabilities:
Increase in receivables	(58,603)	(45,731)
Increase in merchandise inventories	(147,943)	(259,261)
Decrease (increase) in prepaid expenses and other assets	20,324	(56,166)
Increase in accounts payable	103,150	81,086
Decrease in accrued expenses and other liabilities	(495,876)	(259,673)
Increase in other long-term obligations	72,545	82,006
Net cash provided by operating activities	187,920	206,224

Investing Activities:
Acquisition of property and equipment	(168,663)	(205,574)
Acquisition of businesses and investments in joint ventures, net of cash acquired	(4,381,780)	(178,295)
Proceeds from the sale of short-term investments	27,019	3,415,874
Purchase of short-term investments	(3)	(3,123,358)
Net cash used in investing activities	(4,523,427)	(91,353)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock purchase plans	70,683	109,030
Proceeds from issuance of commercial paper, net of repayments	2,992,993	-
Proceeds from borrowings	650,809	17,224
Payments on borrowings	(52,328)	(3,213)
Payments of debt issuance costs	(15,850)	-
Cash dividends paid	(231,465)	(207,552)
Excess tax benefits from stock-based compensation arrangements	2,421	15,973
Purchase of treasury stock, net	(79,814)	(393,864)
Net cash provided by (used in) financing activities	3,337,449	(462,402)

Effect of exchange rate changes on cash and cash equivalents	11,054	21,776

Net decrease in cash and cash equivalents	(987,004)	(325,755)
Cash and cash equivalents at beginning of period	1,245,448	1,017,671
Cash and cash equivalents at end of period	$258,444	$691,916

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	(Unaudited)		(Unaudited)
	13 Weeks Ended		26 Weeks Ended

	August 2,	August 4,	August 2,	August 4,
	2008	2007	2008	2007
Sales:
North American Retail
North American Delivery	$2,087,863	$2,111,192	$4,496,364	$4,474,795
International Operations	1,965,801	1,576,829	3,686,292	3,169,858
Total sales	1,021,056	602,403	1,776,618	1,235,236
	$5,074,720	$4,290,424	$9,959,274	$8,879,889
Business Unit Income:
North American Retail	$110,542	$156,832	$278,784	$346,384
North American Delivery	173,555	168,099	336,817	319,929
International Operations	14,917	4,401	38,740	19,890
Total business unit income	299,014	329,332	654,341	686,203
Stock-based compensation	(53,435)	(48,858)	(86,797)	(83,118)
Integration and restructuring costs	(163)	-	(163)	-
Total segment income	245,416	280,474	567,381	603,085
Interest and other income, net	(15,501)	(1,327)	(11,054)	2,492
Income before income taxes and minority interest	$229,915	$279,147	$556,327	$605,577

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Share Data)

	Quarter Ended
	August 2,				August 4,
	2008				2007
	As Reported	Corporate Express	Other Adjustments (1)	As Adjusted	As Reported

Sales	$5,074,720	$672,518		$4,402,202	$4,290,424
Cost of goods sold and occupancy costs	3,723,218	538,857		3,184,361	3,080,057
Gross profit	1,351,502	133,661		1,217,841	1,210,367

Operating expenses:
Selling, general and administrative	1,091,664	109,794		981,870	926,016
Integration and restructuring charges	163	163		-	-
Amortization of intangibles	14,259	1,769	8,648	3,842	3,877
Total operating expenses	1,106,086	111,726	8,648	985,712	929,893

Operating income	245,416	21,935	(8,648)	232,129	280,474
Interest and other expense, net	15,501	2,101	13,306	94	1,327
Income before income taxes	229,915	19,834	(21,954)	232,035	279,147
Income tax expense	77,700	6,843	(10,454)	81,311	100,493

Income before minority interest	152,215	12,991	(11,500)	150,724	178,654
Minority interest	1,982	2,129		(147)	(174)
Net income	$150,233	$10,862	$(11,500)	$150,871	$178,828

Effective tax rate	33.8%	34.5%		35.0%	36.0%

Historical diluted earnings per share:	$0.21	$0.02	$(0.02)	$0.21	$0.25

Number of shares used in computing historical
earnings per share:	711,403,428				726,071,464

(1) Other adjustments consist of the following:
- Amortization of $8.6 million for the identifiable intangible assets related to the acquisition of Corporate Express.
- Interest related to the acquisition financing.
- Adjustment to income taxes for the consolidated entity from the rate reported for the period to the rate reported for the first quarter of 2008.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Share Data)

	Six Months Ended
	August 2,				August 4,
	2008				2007
	As Reported	Corporate Express	Other Adjustments (1)	As Adjusted	As Reported

Sales	$9,959,274	$672,518		$9,286,756	$8,879,889
Cost of goods sold and occupancy costs	7,236,850	538,857		6,697,993	6,384,583
Gross profit	2,722,424	133,661		2,588,763	$2,495,306

Operating expenses:
Selling, general and administrative	2,136,465	109,794		2,026,671	1,884,911
Integration and restructuring charges	163	163		-	$-
Amortization of intangibles	18,415	1,769	8,648	7,998	7,310
Total operating expenses	2,155,043	111,726	8,648	2,034,669	1,892,221

Operating income	567,381	21,935	(8,648)	554,094	603,085
Interest and other expense, net	11,054	2,101	13,306	(4,353)	(2,492)
Income before income taxes	556,327	19,834	(21,954)	558,447	605,577
Income tax expense	191,944	6,843	(10,454)	195,555	218,008

Income before minority interest	364,383	12,991	(11,500)	362,892	387,569
Minority interest	1,868	2,129		(261)	(402)
Net income	$362,515	$10,862	$(11,500)	$363,153	$387,971

Effective tax rate	34.5%	34.5%		35.0%	36.0%

Historical diluted earnings per share:	$0.51	$0.02	$(0.02)	$0.51	$0.53

Number of shares used in computing historical
earnings per share:	709,670,297				727,494,199

(1) Other adjustments consist of the following:
- Amortization of $8.6 million for the identifiable intangible assets related to the acquisition of Corporate Express.
- Interest related to the acquisition financing.
- Adjustment to income taxes for the consolidated entity from the rate reported for the period to the rate reported for the first quarter of 2008.

CONTACT:
Staples, Inc.
Media Contact
Paul Capelli/Owen Davis, 508-253-8530/8468
or
Investor Contact
Laurel Lefebvre/Chris Powers, 508-253-4080/4632